UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/21/2007

OYO GEOSPACE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  333-36727

DE	76-0447780
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7007 Pinemont Drive, Houston, TX 77040
(Address of principal executive offices, including zip code)

(713) 986-4444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On February 21, 2007, the Board of Directors of OYO Geospace Corporation (the "Company") approved a revised compensation structure for the Company's non-employee directors. Pursuant to the revised structure, each non-employee director will receive an annual retainer of $75,000 paid in cash on a quarterly basis. The audit committee chairman will receive an additional annual retainer of $10,000 paid in cash on a quarterly basis. In prior years, the annual retainer for non-employee directors was paid in cash and shares of the Company's common stock, par value $.01 per share (the "Common Stock"). A written description of the Company's compensation arrangements with its directors is attached hereto as Exhibit 10.1. The foregoing description is qualified by reference to such exhibit.

On February 21, 2007, the Company's Board of Directors adopted Amendment No. 2 to the 1997 OYO Geospace Corporation Non-Employee Director Plan, pursuant to which non-employee directors will no longer receive annual grants of an option to purchase 3,150 shares of Common Stock. Amendment No. 2 is attached hereto as Exhibit 10.2. The foregoing description is qualified by reference to such exhibit.

Item 9.01.    Financial Statements and Exhibits

10.1 Arrangements for Compensation of Directors.
10.2 Amendment No. 2 to 1997 OYO Geospace Corporation Non-Employee Director Plan dated February 21, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OYO GEOSPACE CORPORATION

Date: February 23, 2007	By:	/s/ Gary D. Owens
Gary D. Owens
Chief Executive Officer, President and Chairman of the Board

Exhibit Index

Exhibit No.	Description
EX-10.1	Arrangements for Compensation of Directors.
EX-10.2	Amendment No. 2 to 1997 OYO Geospace Corporation Non-Employee Director Plan dated February 21, 2007.